Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Second Quarter 2016 Results

Second Quarter Net Income of $0.34 Per Share

Second Quarter Normalized FFO of $0.72 Per Share

Rental Rates for New and Renewal Leases Increase by 15.5%

Same Property Cash Basis NOI for the Second Quarter up 0.7% Year Over Year

Newton, MA (July 26, 2016): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter and six months ended June 30, 2016.

Results for the Quarter Ended June 30, 2016:

Net income attributed to SIR was $30.8 million, or $0.34 per diluted share, for the quarter ended June 30, 2016, compared to $29.1 million, or $0.33 per diluted share, for the same quarter last year.

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended June 30, 2016 were $64.2 million, or $0.72 per diluted share, compared to Normalized FFO attributed to SIR for the quarter ended June 30, 2015 of $62.2 million, or $0.70 per diluted share. The increase in Normalized FFO attributed to SIR per diluted share for the quarter ended June 30, 2016 primarily resulted from SIR’s acquisitions.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended June 30, 2016 and 2015 appear later in this press release.

Results for the Six Months Ended June 30, 2016:

Net income attributed to SIR was $63.5 million, or $0.71 per diluted share, for the six months ended June 30, 2016, compared to $33.1 million, or $0.39 per diluted share, for the same period last year. Net income attributed to SIR per diluted share for the six months ended June 30, 2015 included costs related to SIR’s acquisition of Cole Corporate Income Trust, Inc., or CCIT, and a loss on early extinguishment of debt aggregating $28.2 million, or $0.33 per diluted share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Normalized FFO attributed to SIR for the six months ended June 30, 2016 were $130.4 million, or $1.46 per diluted share, compared to Normalized FFO attributed to SIR for the six months ended June 30, 2015 of $118.2 million, or $1.41 per diluted share. The increase in Normalized FFO attributed to SIR per diluted share for the six months ended June 30, 2016 primarily resulted from SIR’s acquisitions, including the acquisition of CCIT in January 2015.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the six months ended June 30, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 133,000 square feet and new leases for approximately 15,000 square feet during the quarter ended June 30, 2016, which resulted in combined weighted average (by square feet) rental rates that were approximately 15.5% higher than prior rents for the same space. The weighted average (by square feet) lease terms for these leases was 12.3 years. Commitments for tenant improvements, leasing costs and concessions for these leases totaled $91,000, or approximately $0.05 per square foot per weighted average lease year.

As of June 30, 2016, 96.8% of SIR’s total rentable square feet was leased, compared to 97.8% as of March 31, 2016, and 97.7% as of June 30, 2015. Occupancy for properties owned continuously since April 1, 2015 decreased to 96.7% at June 30, 2016 from 97.7% at June 30, 2015. Same property cash basis net operating income, or Cash Basis NOI, increased 0.7% for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015, largely as a result of contractual rent increases for properties since April 1, 2015.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters and six months ended June 30, 2016 and 2015 appear later in the press release.

Recent Investment Activities:

On July 22, 2016, SIR acquired a single tenant, net leased office property located in Huntsville, AL with approximately 57,000 rentable square feet for a purchase price of $10.2 million, excluding acquisition related costs. This property was acquired and simultaneously leased back to the seller for an initial lease term of 15 years.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s second quarter 2016 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, August 2, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10088719.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s second quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Second Quarter 2016 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$96,615	$92,166	$194,475	$172,644
Tenant reimbursements and other income	18,289	15,048	37,661	28,985
Total revenues	114,904	107,214	232,136	201,629

Expenses:
Real estate taxes	10,522	9,019	20,810	17,376
Other operating expenses	12,635	9,801	25,593	18,808
Depreciation and amortization	33,405	32,390	66,874	57,109
Acquisition related costs	—	779	58	21,318
General and administrative	7,374	6,368	14,350	13,160
Total expenses	63,936	58,357	127,685	127,771

Operating income	50,968	48,857	104,451	73,858

Dividend income	475	—	475	—
Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $1,376, $1,210, $2,750 and $2,381, respectively)	(20,584)	(19,497)	(41,193)	(33,676)
Loss on early extinguishment of debt	—	—	—	(6,845)
Income before income tax expense and equity in earnings of an investee	30,859	29,360	63,733	33,337
Income tax expense	(124)	(195)	(263)	(226)
Equity in earnings of an investee	17	23	94	95
Net income	30,752	29,188	63,564	33,206
Net income allocated to noncontrolling interest	—	(48)	(33)	(89)
Net income attributed to SIR	$30,752	$29,140	$63,531	$33,117

Weighted average common shares outstanding - basic	89,292	88,617	89,289	84,078
Weighted average common shares outstanding - diluted	89,315	88,631	89,306	84,090

Net income attributed to SIR per common share - basic and diluted	$0.34	$0.33	$0.71	$0.39

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributed to SIR	$30,752	$29,140	$63,531	$33,117
Plus: depreciation and amortization	33,405	32,390	66,874	57,109
Plus: net income allocated to noncontrolling interest	—	48	33	89
Less: FFO allocated to noncontrolling interest	—	(114)	(77)	(197)
FFO attributed to SIR	64,157	61,464	130,361	90,118
Plus: acquisition related costs	—	779	58	21,318
Plus: loss on early extinguishment of debt	—	—	—	6,845
Less: normalized FFO from noncontrolling interest, net of FFO	—	(3)	—	(62)
Normalized FFO attributed to SIR	$64,157	$62,240	$130,419	$118,219

Weighted average common shares outstanding - basic	89,292	88,617	89,289	84,078
Weighted average common shares outstanding - diluted	89,315	88,631	89,306	84,090

FFO attributed to SIR per share - basic and diluted	$0.72	$0.69	$1.46	$1.07
Normalized FFO attributed to SIR per share - basic and diluted	$0.72	$0.70	$1.46	$1.41

(1)             SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and SIR excludes acquisition related costs, loss on early extinguishment of debt and Normalized FFO from noncontrolling interest, net of FFO. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI:
Rental income	$96,615	$92,166	$194,475	$172,644
Tenant reimbursements and other income	18,289	15,048	37,661	28,985
Real estate taxes	(10,522)	(9,019)	(20,810)	(17,376)
Other operating expenses	(12,635)	(9,801)	(25,593)	(18,808)
NOI	91,747	88,394	185,733	165,445
Non-cash straight line rent adjustments included in rental income (2)	(6,269)	(6,646)	(12,571)	(12,473)
Lease value amortization included in rental income (2)	(419)	(1,288)	(855)	(2,096)
Lease termination fees included in rental income (2)	—	—	—	(48)
Non-cash amortization included in other operating expenses (3)	(213)	—	(426)	—
Cash Basis NOI	$84,846	$80,460	$171,881	$150,828

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$84,846	$80,460	$171,881	$150,828
Non-cash straight line rent adjustments included in rental income (2)	6,269	6,646	12,571	12,473
Lease value amortization included in rental income (2)	419	1,288	855	2,096
Lease termination fees included in rental income (2)	—	—	—	48
Non-cash amortization included in other operating expenses (3)	213	—	426	—
NOI	91,747	88,394	185,733	165,445
Depreciation and amortization	(33,405)	(32,390)	(66,874)	(57,109)
Acquisition related costs	—	(779)	(58)	(21,318)
General and administrative	(7,374)	(6,368)	(14,350)	(13,160)
Operating income	50,968	48,857	104,451	73,858

Dividend income	475	—	475	—
Interest expense	(20,584)	(19,497)	(41,193)	(33,676)
Loss on early extinguishment of debt	—	—	—	(6,845)
Income before income tax expense and equity in earnings of an investee	30,859	29,360	63,733	33,337
Income tax expense	(124)	(195)	(263)	(226)
Equity in earnings of an investee	17	23	94	95
Net income	$30,752	$29,188	$63,564	$33,206

(1)     The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SIR records those amounts as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)     SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)     SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$96,615	$92,166	$194,475	$172,644
Tenant reimbursements and other income	18,289	15,048	37,661	28,985
Real estate taxes	(10,522)	(9,019)	(20,810)	(17,376)
Other operating expenses	(12,635)	(9,801)	(25,593)	(18,808)
NOI	91,747	88,394	185,733	165,445
Less:
NOI of properties not included in same property results	(3,768)	(321)	(89,605)	(69,741)
Same property NOI	$87,979	$88,073	$96,128	$95,704

Calculation of Same Property Cash Basis NOI (2)(3):
Same Property NOI	$87,979	$88,073	$96,128	$95,704
Less:
Non-cash straight line rent adjustments included in rental income (4)	(5,873)	(6,621)	(5,531)	(6,333)
Lease value amortization included in rental income (4)	(1,197)	(1,286)	(124)	(193)
Lease termination fees included in rental income (4)	—	—	—	(48)
Non-cash amortization included in other operating expenses (5)	(213)	—	(268)	—
Same property cash basis NOI	$80,696	$80,166	$90,205	$89,130

(1)                See footnote (1) on page 7 of this press release for the definition of NOI and Cash Basis NOI and why SIR believes they are appropriate supplemental measures and how SIR uses these measures.

(2)                For the three months ended June 30, 2016, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of June 30, 2016, and which it owned continuously since April 1, 2015.

(3)                For the six months ended June 30, 2016, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of June 30, 2016, and which it owned continuously since January 1, 2015.

(4)                SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)                SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$1,036,425	$1,036,425
Buildings and improvements	3,087,516	3,083,243
	4,123,941	4,119,668
Accumulated depreciation	(203,608)	(164,779)
	3,920,333	3,954,889

Acquired real estate leases, net	535,235	566,195
Cash and cash equivalents	10,815	17,876
Restricted cash	44	1,171
Rents receivable, including straight line rents of $104,835 and $92,264, respectively, net of allowance for doubtful accounts of $536 and $464, respectively	110,285	99,307
Deferred leasing costs, net	9,858	7,221
Other assets, net	63,223	37,686
Total assets	$4,649,793	$4,684,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$280,000	$303,000
Unsecured term loan, net	348,124	347,876
Senior unsecured notes, net	1,428,201	1,426,025
Mortgage notes payable, net	286,326	286,706
Accounts payable and other liabilities	98,015	105,403
Assumed real estate lease obligations, net	82,044	86,495
Rents collected in advance	14,319	16,295
Security deposits	11,824	11,845
Due to related persons	4,304	3,740
Total liabilities	2,553,157	2,587,385

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,386,529 and 89,374,029 shares issued and outstanding, respectively	894	894
Additional paid in capital	2,178,833	2,178,477
Cumulative net income	388,517	324,986
Cumulative other comprehensive income (loss)	5,576	(19,587)
Cumulative common distributions	(477,184)	(387,810)
Total shareholders’ equity	2,096,636	2,096,960
Total liabilities and shareholders’ equity	$4,649,793	$4,684,345

(END)